Consent of Independent Auditors


We consent to the reference to our firm under the captions "Financial Statements" in the Prospectus in Part A and "Financial Statements" in Part B and to the incorporation by reference in Part B of our report dated November 25, 1998 on the financial statements and financial highlights of Principal Government Securities Income Fund, Inc. in this Post Effective Amendment No. 28 to Form N-1A Registration Statement under the Securities Act of 1933
(Registration No. 2-95816) and related prospectus of Principal Government Securities Income Fund, Inc.

/s/Ernst & Young, LLP

ERNST & YOUNG LLP


Des Moines, Iowa
June 24, 1999